EXHIBIT 99.1

For Further Information Contact:

Ray Wallin
CFO & Sr VP Finance
Phone: (408) 934-7500
Fax: (408) 935-7600

Sipex Corporation to Restate Its Financial Statements

Company Currently Expects Adjustments Related to Revenue Recognition and Plans to Delay the Filing of Form 10-K for Fiscal Year Ended January 1, 2005

MILPITAS, CA — March 10, 2005 - Sipex Corporation (the “Company”) (Nasdaq: SIPX), announced today that, as the result of its ongoing internal investigation previously announced by the Company on January 20, 2005, the Company currently expects to restate its financial statements for the fiscal year ended December 31, 2003 and the interim periods covered therein and the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004 (the “Financial Statements”) due to improper recognition of revenue during these periods on sales for which price protection, stock rotation and/or return rights were granted.

The Board of Directors and management of the Company have concluded that the Financial Statements and the audit report on the 2003 financial statements should not be relied upon. The Company has discussed certain of these matters with its independent registered public accounting firm, Deloitte & Touche LLP.

The Company’s Audit Committee is continuing its internal investigation with the assistance of outside counsel and independent forensic accountants, both of which are retained for this investigation. There can be no assurance that additional adjustments will not be required or that the financial statements for additional periods will not be restated. The Audit Committee expects to complete the investigation within the next month, and the Company intends to provide more information as soon as it is available.

As a result of the foregoing, the Company will postpone the filing of its annual report on Form 10-K for the year ended January 1, 2005 otherwise due March 17, 2005. Also, as a result of the foregoing, the Company has determined that it has internal control deficiencies that constitute “material weaknesses,” as defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2. Consequently, management will be unable to conclude that the Company’s internal controls over financial reporting were effective as of January 1, 2005. Accordingly, the Company expects that Deloitte & Touche LLP will issue an adverse opinion with respect to the Company’s internal controls over financial reporting. Management’s assessment of the Company’s internal controls over financial reporting will be included in its Annual Report on Form 10-K, when filed.

About Sipex

Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (IC). Sipex serves the broad analog signal processing market with interface, power management and optical storage ICs for use in automotive, portable products, computing, communications, and networking infrastructure markets. The company is headquartered in Milpitas, California with additional offices in Belgium, Canada, China, Germany, Japan, Taiwan and the UK. Sipex sells products direct and through its distribution channels. For more information about Sipex, visit www.sipex.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include the statements regarding the nature, scope and timing of the Company’s restatement of its financial statements, delays in the filing of the Company’s Form 10-K, the audit committee’s continuing internal investigation, and the Company’s expectations as to reporting material weaknesses and an adverse opinion from its independent registered public accounting firm. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, additional actions resulting from the continuing internal audit committee investigation, as well as the review and audit by the Company’s independent registered public accountants of the restated financial statements and actions resulting from discussions with or required by the Securities and Exchange Commission.